EXHIBIT 99.1

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND PRODUCTION FOR THE YEAR ENDED DECEMBER 31, 2005

DALLAS, TEXAS, March 31, 2006…EXCO Resources, Inc. (NYSE: XCO) today announced financial and operating results for the year ended December 31, 2005. For the year, EXCO reported net income of $0.9 million on oil and natural gas revenues of $202.9 million and net cash used in operating activities of $73.3 million. As noted below, EXCO sold its Canadian subsidiary, Addison Energy Inc. (Addison), for $443.3 million and recognized income from discontinued operations of $122.0 million as a result. Accordingly, all of our financial and operating data contained in this press release exclude Addison. All full year or full fourth quarter 2005 information contained in this press release is non-GAAP since this information combines two separate accounting periods as a result of our Equity Buyout (the Equity Buyout) on October 3, 2005, as more fully described below. We believe the non-GAAP presentation provides a more meaningful comparison of our historical operating results related to production, revenues, and operating expenses, except for depreciation, depletion and amortization expenses, which were impacted by purchase accounting in connection with the Equity Buyout. Also, the results for 2005 do not include the $634.8 million acquisition of producing oil and natural gas properties from ONEOK Energy completed by an affiliate of EXCO on September 27, 2005 and subsequently acquired by EXCO in February 2006. See below for additional information regarding this acquisition. For the year ended December 31, 2004, EXCO had net income of $6.2 million on oil and natural gas revenues of $142.0 million, and net cash provided by operating activities of $118.6 million.

The 2005 results were impacted by a hedge termination charge of $52.6 million, $92.5 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments, $46.3 million in non-cash stock compensation expense and options and other settlements of $29.6 million attributed to the Equity Buyout. In 2004, a $24.3 million non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments impacted results.

Adjusted EBITDA from continuing operations for the year ended December 31, 2005 was $129.1 million, adjusted for the items in the preceding paragraph. For the year ended December 31, 2004, Adjusted EBITDA was $73.5 million. EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with GAAP. For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed consolidated EBITDA and adjusted EBITDA reconciliations and statement of cash flows data” included at the end of this press release.

EXCO’s total proved reserves from continuing operations grew 10% to 444.6 Bcfe at year-end 2005 from 405.8 Bcfe at year-end 2004. Natural gas reserves increased 12% to 403.6 Bcf from 361.1 Bcf at year end 2004. Oil reserves decreased 6% to 6.8 Mmbbls from 7.2 Mmbbls during the same period due to sales of non-core oil properties in 2004 and 2005.

At December 31, 2005, the pre-tax, discounted present value of the future cash flows from our oil and natural gas properties at 10% per annum (PV-10) was $1.4 billion and the Standardized Measure, after tax, was $0.9 billion. The year-end 2005 oil price used is based on a NYMEX price of $61.04 per Bbl, a 40%

increase from the 2004 NYMEX price of $43.45 per Bbl, and the natural gas price used is based on a NYMEX price of $11.23 per Mcf, an 83% increase from the 2004 NYMEX price of $6.15 per Mcf.

EXCO completed 7 acquisitions during the past year spending approximately $103.2 million. EXCO also sold 7 properties, not including the sale of Addison, during 2005 with proceeds of $45.3 million.

Production for the year ended December 31, 2005, was approximately 491 Mbbls of oil and 20.5 Bcf of natural gas as compared to production for the year ended 2004 of approximately 638 Mbbls of oil and 18.9 Bcf of natural gas. Overall, for the year ended December 31, 2005, compared to 2004, natural gas production increased by 9% and oil production decreased by 23% primarily due to sales of non-core, high operating cost oil properties in 2004 and 2005.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the year ended December 31, 2005, was $53.35 versus $38.71 for the year ended December 31, 2004, a $14.64 per Bbl or 38% increase. The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current year was $8.59 versus $6.12 for the prior year, a $2.47 per Mcf or 40% increase.

For the three months ended December 31, 2005, EXCO reported a net loss of $47.3 million, including $22.0 million in income resulting from changes in the fair value of our derivative financial instruments, on oil and natural gas revenues of $71.4 million. The three months ended December 31, 2005 also included $44.1 million of stock compensation charges and $29.6 million of stock option buyout and other settlement costs associated with the Equity Buyout. These non-recurring charges of $73.7 million are the primary reason for the loss during the quarter. For the three months ended December 31, 2005, cash settlement expense on derivative financial instruments was $22.2 million, and net cash provided by operating activities was $7.5 million. For the three months ended December 31, 2004, EXCO had net income of $23.6 million on oil and natural gas revenues of $41.9 million, and net cash provided by operating activities of $30.2 million.

Adjusted EBITDA for the three months ended December 31, 2005 was $37.2 million. For the three months ended December 31, 2004, Adjusted EBITDA was $22.9 million.

Production for the three months ended December 31, 2005, was approximately 118 Mbbls of oil, and 5.3 Bcf of natural gas as compared to 2004 production for the same period of approximately 123 Mbbls of oil and 5.0 Bcf of natural gas. Overall, for the three months ended December 31, 2005, compared to 2004, natural gas production increased by 5 % and oil production decreased by 4%.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the three months ended December 31, 2005, was $57.18 versus $46.68 for the three months ended December 31, 2004, a $10.50 per Bbl or 22% increase. The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current three months was $12.22 versus $7.11 for the corresponding three months of the prior year, a $5.11 per Mcf or 72% increase.

On October 3, 2005, EXCO Holdings Inc., or EXCO Holdings, our former parent company was acquired by and merged with EXCO Holdings II, Inc., with EXCO Holdings remaining as the survivor. On February 14, 2006, in conjunction with our initial public offering (IPO), EXCO Holdings merged with and into EXCO Resources, Inc. In the IPO we sold 53,615,200 shares of our common stock for aggregate net proceeds to EXCO Resources of $662.2 million after underwriters’ discount.

The net proceeds from the IPO, together with cash on hand and additional borrowings under EXCO’s credit agreement, were used to repay debt issued in connection with the Equity Buyout and debt and preferred stock issued by an affiliate to purchase oil and gas properties from ONEOK Energy. The redemption of the preferred stock resulted in the affiliate becoming a wholly owned subsidiary of EXCO.

The ONEOK acquisition was a $634.8 million acquisition which added approximately 223 Bcfe of proved reserves to EXCO. Daily net production in December 2005, attributable to these properties, was approximately 51 Mmcfe per day, a substantial increase over EXCO’s current production.

The PV-10 of the oil and gas properties acquired from ONEOK was $0.9 billion at December 31, 2005 and the Standardized Measure at that date was $0.7 billion.

Financial information presented in this press release includes two separate periods of accounting. Information related to the year ended December 31, 2004 and the period beginning January 1, 2005 to October 2, 2005 is referred to as the private predecessor. The private predecessor period represents the accounting period following the going private transaction on July 29, 2003 up to the Equity Buyout on October 3, 2005. The period beginning October 3, 2005 and ending December 31, 2005 is referred to as successor.

EXCO will host a conference call on Monday, April 3, 2006 at 8:00 a.m. (CST) to discuss the contents of this release and respond to questions. Please call (800) 309-5788 if you wish to participate, and ask for the EXCO conference call ID#7468246. A digital recording will be available starting two hours after the completion of the conference call until Monday, April 10, 2006. Please call (800) 642-1687 and enter conference ID# 7468246 to hear the recording.

EXCO Resources, Inc. is a public oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Oklahoma, Pennsylvania, and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions. These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission.

EXCO Resources, Inc.

Consolidated balance sheets

	December 31,
	2004	2005
	Private
(in thousands)	predecessor	Successor

Assets
Current assets:
Cash and cash equivalents	$16,007	$224,991
Accounts receivable:
Oil and natural gas sales	18,130	36,895
Joint interest	2,213	1,081
Canadian income tax receivable	—	18,483
Interest and other	418	12,189
Related party	—	2,621
Deferred income tax asset	—	29,968
Deferred intial public offering costs	—	3,380
Oil and natural gas derivatives	242	—
Marketable securities	69	—
Other	3,962	10,898
Current assets of discontinued operations	34,807	—
Total current assets	75,848	340,506
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	18,829	53,121
Proved developed and undeveloped oil and natural gas properties	454,328	873,595
Accumulated depreciation, depletion and amortization	(31,707)	(13,281)
Oil and natural gas properties, net	441,450	913,435
Gas gathering, office and field equipment, net	27,014	33,271
Assets of discontinued operations	346,926	—
Deferred financing costs, net	10,779	—
Goodwill	19,984	220,006
Other assets	22	419
Total assets	$922,023	$1,507,637

	December 31,
	2004	2005
	Private
(in thousands, except share data)	predecessor	Successor

Liabilities and Shareholder’s Equity
Current liabilities:
Interim bank loan	$—	$350,000
Accounts payable and accrued liabilities	21,919	24,781
Related party payable	—	6,056
Accrued interest payable	14,877	23,779
Revenues and royalties payable	7,249	11,266
Income taxes payable	1,460	901
Deferred income taxes	710	—
Current portion of asset retirement obligations	2,418	1,408
Oil and natural gas derivatives	22,458	53,189
Current liabilities of discontinued operations	34,604	—
Total current liabilities	105,695	471,380
Long-term debt	34,500	1
7¼% senior notes due 2011	452,953	461,801
Asset retirement obligations and other long-term liabilities	11,534	15,766
Deferred income taxes	15,794	134,602
Oil and natural gas derivatives	25,961	81,406
Liabilities from discontinued operations	71,835	—
Commitments and contingencies	—	—
Shareholder’s equity:
Common stock, $.01 par value: Authorized shares-100,000; Issued and outstanding shares-1,000 at December 31, 2004 and 2005	1	1
Additional paid-in capital	172,045	326,716
Retained earnings	10,338	15,964
Accumulated other comprehensive income:
Foreign currency translation adjustments	21,384	—
Unrealized loss on equity investments	(17)	—
Total shareholder’s equity	203,751	342,681
Total liabilities and shareholder’s equity	$922,023	$1,507,637

EXCO Resources, Inc.

Consolidated statements of operations

	Private predecessor		Successor		Private predecessor		Successor
		For the 275 day	For the 90 day			For the 2 day	For the 90 day
		period from	period from			period from	period from
	Year ended	January 1, 2005	October 3, 2005	Non-GAAP	Quarter ended	October 1, 2005	October 3, 2005	Fourth quarter
	December 31,	to October 2,	to December 31,	combined	December 31,	to October 2,	to December 31,	2005 non-GAAP
(in thousands)	2004	2005	2005	2005	2004	2005	2005	combined

Revenues and other income:
Oil and natural gas	$141,993	$132,821	$70,061	$202,882	$41,873	$1,354	$70,061	$71,415
Commodity price risk management activities	(50,343)	(177,253)	(256)	(177,509)	18,852	—	(256)	(256)
Other income	1,141	7,075	2,365	9,440	254	49	2,365	2,414
Total revenues and other income	92,791	(37,357)	72,170	34,813	60,979	1,403	72,170	73,573
Cost and expenses:
Oil and natural gas production	28,256	22,157	8,949	31,106	7,135	179	8,949	9,128
Depreciation, depletion and amortization	28,519	24,687	14,071	38,758	7,559	198	14,071	14,269
Accretion of discount on asset retirement obligations	800	617	226	843	193	5	226	231
General and administrative (includes $44.1 million and $2.5 million of non-cash compensation expense for the period from January 1, 2005 to October 2, 2005 and the period from October 3, 2005 to December 31, 2005, respectively)	15,275	89,344	6,225	95,569	4,000	73,774	6,225	79,999
Interest	34,570	26,675	19,414	46,089	9,083	174	19,414	19,588
Total cost and expenses	107,420	163,480	48,885	212,365	27,970	74,330	48,885	123,215
Income (loss) before income taxes	(14,629)	(200,837)	23,285	(177,552)	33,009	(72,927)	23,285	(49,642)
Income tax expense (benefit)	5,126	(63,698)	7,321	(56,377)	17,944	(9,689)	7,321	(2,368)
Income (loss) before discontinued operations	(19,755)	(137,139)	15,964	(121,175)	15,065	(63,238)	15,964	(47,274)
Discontinued operations:
Income (loss) from operations	36,274	(4,403)	—	(4,403)	11,392	—	—	—
Gain on disposition of Addison Energy Inc.	—	175,717	—	175,717	—	—	—	—
Income tax expense (benefit)	10,358	49,282	—	49,282	2,896	—	—	—
Income from discontinued operations	25,916	122,032	—	122,032	8,496	—	—	—
Net income (loss)	$6,161	$(15,107)	$15,964	$857	$23,561	$(63,238)	$15,964	$(47,274)

EXCO Resources, Inc.

Consolidated statement of cash flows

	Private predecessor		Successor		Private predecessor		Successor
		For the 275 day	For the 90 day			For the 2 day	For the 90 day
		period from	period from			period from	period from
	Year ended	January 1, 2005	October 3, 2005	Non-GAAP	Quarter ended	October 1, 2005	October 3, 2005	Fourth quarter
	December 31,	to October 2,	to December 31,	combined	December 31,	to October 2,	to December 31,	2005 non-GAAP
(in thousands)	2004	2005	2005	2005	2004	2005	2005	combined

Operating Activities:
Net income (loss)	$6,161	$(15,107)	$15,964	$857	$23,561	$(63,238)	$15,964	$(47,274)
Income from discontinued operations	(25,916)	(122,032)	—	(122,032)	—	—	—	—
Adjustments to reconcile net income (loss) to net cash
Gain on sale of other assets	—	(373)	—	(373)	—	—	—	—
Depreciation, depletion and amortization	28,519	24,688	14,071	38,759	7,559	198	14,071	14,269
Stock option compensation expense	—	44,092	2,207	46,299	—	44,092	2,207	46,299
Accretion of discount on asset retirement obligations	800	617	226	843	193	5	226	231
Non-cash change in fair value of derivatives	24,260	114,410	(21,954)	92,456	(26,935)	—	(21,954)	(21,954)
Deferred income taxes	3,681	(59,467)	15,654	(43,813)	16,502	—	15,654	15,654
Amortization of deferred financing costs	3,859	1,320	2,381	3,701	463	9	2,381	2,390
Proceeds from sale of Enron claim	4,750	—	—	—	—	—	—	—
(Gains) losses from sales of marketable securities	(14)	3	—	3	—	—	—	—
Effect of changes in:
Accounts receivable	(2,487)	(24,512)	(2,533)	(27,045)	(4,926)	(1,054)	(2,533)	(3,587)
Other current assets	(1,350)	(343)	1,097	754	(703)	(38)	1,097	1,059
Accounts payable and other current liabilities	21,599	25,456	(19,373)	6,083	11,623	19,748	(19,373)	375
Net cash provided by (used in) operating activities of discontinued operations	54,771	(69,772)	—	(69,772)	11,380	—	—	—
Net cash provided by (used in) operating activities	118,633	(81,020)	7,740	(73,280)	30,221	(278)	7,740	7,462
Investing Activities:
Acquisition of North Coast Energy, Inc., less cash acquired	(215,133)	—	—	—	—	—	—	—
Additions to oil and natural gas properties, gathering systems and equipment	(139,521)	(151,144)	(13,207)	(164,351)	(65,962)	38	(13,207)	(13,169)
Proceeds from disposition of property and equipment	51,865	46,010	(393)	45,617	28,447	—	(393)	(393)
Advances/investments with affiliates	151	—	—	—	71	—	—	—
Proceeds from sales of marketable securities	1,296	59	—	59	—	—	—	—
Other investing activities	—	209	—	209	—	—	—	—
Proceeds from sale of Addison Energy Inc., net of cash sold of $1,415 (discontinued operations)	—	443,397	—	443,397	—	—	—	—
Net cash (provided by) used in investing activities of discontinued operations	(79,983)	(442)	—	(442)	(9,821)	—	—	—
Net cash provided by (used in) investing activities	(381,325)	338,089	(13,600)	324,489	(47,265)	38	(13,600)	(13,562)
Financing Activities:
Proceeds from long-term debt	546,350	41,300	9,999	51,299	51,500	—	9,999	9,999
Payments on long-term debt	(158,070)	(148,247)	(15,279)	(163,526)	(34,000)	—	(15,279)	(15,279)
Deferred financing costs	(13,431)	—	—	—	(201)	—	—	—
Net cash provided by (used in) financing activities of discontinued operations	(91,397)	59,601	—	59,601	(112)	—	—	—
Net cash provided by (used in) financing activities	283,452	(47,346)	(5,280)	(52,626)	17,187	—	(5,280)	(5,280)
Net increase (decrease) in cash	20,760	209,723	(11,140)	198,583	143	(240)	(11,140)	(11,380)
Effect of exchange rates on cash and cash equivalents	(1,685)	—	—	—	561	—	—	—
Cash at beginning of period	7,333	26,408	236,131	26,408	17,381	236,371	236,131	236,371
Cash at end of period including cash of discontinued operations	26,408	236,131	224,991	224,991	18,085	236,131	224,991	224,991
Cash of discontinued operations at end of period	10,401	—	—	—	2,078	—	—	—
Cash at end of period	$16,007	$236,131	$224,991	$224,991	$16,007	$236,131	$224,991	$224,991

Supplemental Cash Flow Information:
Interest paid	$17,102	$33,099	$124	$33,223	$112	$124	$124	$124
Income taxes paid	$—	$38,213	$15,500	$53,713	$(436)	$15,500	$15,500	$15,500
Supplemental non-cash investing:
Capitalized stock option compensation	$—	$—	$1,034	$1,034	$—	$—	$1,034	$1,034

EXCO Resources, Inc.

Reconciliation of consolidated cash flow from operating activities

	Private predecessor		Successor		Private predecessor		Successor
		For the 275 day	For the 90 day			For the 2 day	For the 90 day
		period from	period from			period from	period from
	Year ended	January 1, 2005	October 3, 2005	Non-GAAP	Quarter ended	October 1, 2005	October 3, 2005	Fourth quarter
	December 31,	to October 2,	to December 31,	combined	December 31,	to October 2,	to December 31,	2005 non-GAAP
(in thousands)	2004	2005	2005	2005	2004	2005	2005	combined
Net cash provided by (used in) operations	$118,633	$(81,020)	$7,740	$(73,280)	$30,221	$(278)	$7,740	$7,462
Net change in working capital	(17,762)	(602)	20,809	20,207	(5,994)	(18,656)	20,809	2,153
Cash flow from operations before changes in working capital, non-GAAP measure	$100,871	$(81,622)	$28,549	$(53,073)	$24,227	$(18,934)	$28,549	$9,615

EXCO Resources, Inc.

Condensed consolidated EBITDA

and adjusted EBITDA reconciliations and

statement of cash flow data

	Private Predecessor		Successor		Private predecessor		Successor
		For the 275 day	For the 90 day			For the 2 day	For the 90 day
		period from	period from			period from	period from
	Year ended	January 1, 2005	October 3, 2005	Non-GAAP	Quarter ended	October 1, 2005	October 3, 2005	Fourth quarter
	December 31,	to October 2,	to December 31,	Combined	December 31,	to October 2,	to December 31,	2005 non-GAAP
(in thousands)	2004	2005	2005	2005	2004	2005	2005	combined

Net income (loss)	$6,161	$(15,107)	$15,964	$857	$23,561	$(63,238)	$15,964	$(47,274)
Interest expense	34,570	26,675	19,414	46,089	9,083	174	19,414	19,588
Income tax expense (benefit)	5,126	(63,698)	7,321	(56,377)	17,944	(9,689)	7,321	(2,368)
Depreciation, depletion and amortization	28,519	24,687	14,071	38,758	7,559	198	14,071	14,269
EBITDA(1)	74,376	(27,443)	56,770	29,327	58,147	(72,555)	56,770	(15,785)
Accretion of discount on asset retirement obligations	800	617	226	843	193	5	226	231
Non-cash change in fair value of derivative financial instruments	24,260	114,410	(21,954)	92,456	(26,935)	—	(21,954)	(21,954)
Commodity price risk management contacts termination expense	—	52,603	—	52,603	—	—	—	—
Stock based compensation expense	—	44,092	2,207	46,299	—	44,092	2,207	46,299
Non-recurring Equity Buyout options and other settlements	—	29,624	—	29,624	—	29,624	—	29,624
(Income) loss from discontinued operations	(25,916)	(122,032)	—	(122,032)	(8,496)	—	—	—
Adjusted EBITDA(1)	$73,520	$91,871	$37,249	$129,120	$22,909	$1,166	$37,249	$38,415
Income (loss) from discontinued operations	25,916	122,032	—	122,032	8,496	—	—	—
Interest expense	(34,570)	(26,675)	(19,414)	(46,089)	(9,083)	(174)	(19,414)	(19,588)
Income tax expense (benefit)	(5,126)	63,698	(7,321)	56,377	(17,944)	9,689	(7,321)	2,368
Amortization of deferred financing costs	3,859	1,320	2,381	3,701	463	9	2,381	2,390
Deferred income taxes	3,681	(59,467)	15,654	(43,813)	16,502	—	15,654	15,654
Loss (gain) on disposition of property, equipment, and other assets	(14)	(176,087)	—	(176,087)	—	—	—	—
Changes in operating assets and liabilities	17,762	602	(20,809)	(20,207)	5,994	18,656	(20,809)	(2,153)
Proceeds from sale of Enron claim	4,750	—	—	—	—	—	—	—
Commodity price risk management contacts termination expense	—	(52,603)	—	(52,603)	—	—	—	—
Non-recurring Equity Buyout options and other settlements	—	(29,624)	—	(29,624)	—	(29,624)	—	(29,624)
Net cash provided by (used in) operating activities of discontinued operations	28,855	(16,087)	—	(16,087)	2,884	—	—	—
Net cash provided by (used in) operating activities	$118,633	$(81,020)	$7,740	$(73,280)	$30,221	$(278)	$7,740	$7,462

	Private predecessor		Successor		Private predecessor		Successor
		For the 275 day	For the 90 day			For the 2 day	For the 90 day
		period from	period from			period from	period from
	Year ended	January 1, 2005	October 3, 2005	Non-GAAP	Quarter ended	October 1, 2005	October 3, 2005	Fourth quarter
	December 31,	to October 2,	to December 31,	combined	December 31,	to October 2,	to December 31,	2005 non-GAAP
(in thousands)	2004	2005	2005	2005	2004	2005	2005	combined

Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities(2)	$118,633	$(81,020)	$7,740	$(73,280)	$30,221	$(278)	$7,740	$7,462
Investing activities	(381,325)	338,089	(13,600)	324,489	(47,265)	38	(13,600)	(13,562)
Financing activities	283,452	(47,346)	(5,280)	(52,626)	17,187	—	(5,280)	(5,280)
Other Financial and Operating Data:
EBITDA(1)	74,376	(27,443)	56,770	29,327	58,147	(72,555)	56,770	(15,785)
Adjusted EBITDA(1)	73,520	91,871	37,249	129,120	22,909	1,166	37,249	38,415

(1)  Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, commodity price risk management contracts termination expense, stock based compensation expense and non-recurring cash-out of options in Equity Buyout and other settlements. We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreement and compliance with the liquidity and debt incurrence covenants included in this agreement is considered material to us. Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

(2) Cash flow used in operating activities for the twelve months ended December 31, 2005 includes $67.6 million related to the termination of commodity price risk management contracts and $49.3 million for income taxes related to the sale of Addison.

EXCO Resources, Inc.

Summary operating data

		Non-GAAP			Non-GAAP
		combined			combined
	Year ended	Year ended		Quarter ended	Quarter ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2004	2005	Change	2004	2005	Change

Production:
Oil (Mbbls)	638	491	-23%	123	118	-4%
Natural gas liquids (Mbbls)	60	20	-67%	11	2	-82%
Gas (Mmcf)	18,860	20,482	9%	5,024	5,280	5%
Oil and natural gas (Mmcfe)	23,048	23,548	2%	5,828	6,000	3%

Average sales prices (before commodity price risk management activities):
Oil (per Bbl)	$38.71	$53.35	38%	$46.68	$57.18	22%
Natural gas liquids (per Bbl) (1)	30.73	32.70	6%	36.55	n/a	n/a
Gas (per Mcf)	6.12	8.59	40%	7.11	12.22	72%
Total production (per Mcfe)	6.16	8.62	40%	7.18	11.89	66%

Average costs (per Mcfe):
Oil, natural gas liquids and natural gas operating costs	$0.86	$0.85	-1%	$0.78	$0.93	19%
Production and ad valorem taxes	0.37	0.47	27%	0.44	0.59	34%
General and adminstrative (2)	0.66	4.06	515%	0.69	13.33	n/a
Depletion, depreciation and amortization	1.24	1.65	33%	1.30	2.38	83%

(1) Not material - During the quarter ended December 31, 2005 we discontinued the tracking of NGLs as a separate component of revenue. These revenues are now recorded as a component of natural gas sales.

(2) General and administrative expenses for the non-GAAP combined year ended December 31, 2005 and the non-GAAP combined quarter ended December 31, 2005 include $44.1 million of non-cash stock compensation and $29.6 million of costs from the cash out of stock options in the Equity Buyout transaction. Excluding these non-recurring costs, the general and administrative average cost would have been $0.88 per Mcfe for the non-GAAP combined year ended December 31, 2005 and $0.68 per Mcfe for the non-GAAP combined quarter ended December 31, 2005.